As filed with the Securities and Exchange Commission on May 15, 2012.
Registration No. 033-89602

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-effective Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENTRAL VIRGINIA BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1467806 (I.R.S. Employer Identification Number)

2036 New Dorset Road, P.O. Box 39
             Powhatan, Virginia                                                                                                           23139
 (Address of Principal Executive Offices)                                                                                                           (Zip Code)
__________________

Central Virginia Bankshares, Inc.
2036 New Dorset Road, P.O. Box 39
Powhatan, Virginia 23139
(804) 403-2000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Herbert E. Marth, Jr.
President and Chief Executive Officer
Central Virginia Bankshares, Inc.
2036 New Dorset Road, P.O. Box 39
Powhatan, Virginia 23139
(804) 403-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
___________

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the registration statement on Form S-3 is being filed in order to deregister all securities remaining unissued under that certain registration statement on Form S-3 (File No. 033-89602) (the “Registration Statement”) which was filed on February 21, 1995 to register 486,203 shares (as adjusted for common stock splits and stock dividends) of the common stock of Central Virginia Bankshares, Inc. (the “Company”) issuable under the Central Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration the 51,920 shares of common stock that had been registered for issuance but remain unsold under the Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Powhatan, Commonwealth of Virginia, on May 15, 2012.

CENTRAL VIRGINIA BANKSHARES, INC.

By:	/s/ Herbert E. Marth, Jr.
Herbert E. Marth, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Herbert E. Marth, Jr.	President and Chief Executive	May 15, 2012
Herbert E. Marth, Jr.	Officer and Director (Principal Executive Officer)
/s/ Robert B. Eastep	Senior Vice President and Chief	May 15, 2012
Robert B. Eastep	Financial Officer (Principal Financial and Accounting Officer)
/s/ James T. Napier	Chair of the Board of Directors	May 15, 2012
James T. Napier
/s/ Roseleen P. Rick	Vice Chair of the Board of	May 15, 2012
Roseleen P. Rick	Directors
/s/ Elwood C. May	Secretary of the Board of	May 15, 2012
Elwood C. May	Directors
/s/ Kemper W. Baker, Jr.	Director	May 15, 2012
Kemper W. Baker, Jr.

Signature	Title	Date
/s/ Clarke C. Jones	Director	May 15, 2012
Clarke C. Jones
/s/ William C. Sprouse, Jr.	Director	May 15, 2012
William C. Sprouse, Jr.
/s/ Phoebe P. Zarnegar	Director	May 15, 2012
Phoebe P. Zarnegar